                                                                   Exhibit 10.7

                         MANUFACTURERS' SERVICES LIMITED

                           SECOND AMENDED AND RESTATED

                         NON-QUALIFIED STOCK OPTION PLAN

     This Second Amended and Restated Non-Qualified Stock Option Plan dated as of January 1, 1999 amends and restates the Non-Qualified Stock Option Plan dated as of December 4, 1996, as previously amended and restated on February 26, 1998.

         SECTION 1. PURPOSE. The purposes of the Second Amended and Restated Manufacturers' Services Limited Non-Qualified Stock Option Plan (the "Plan") are to (a) encourage the retention of the services of executive personnel, key employees and directors of the Company, and other non-employee consultants and contractors and (b) provide incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in ownership of the Company and thereby in any success or increased value of the Company. The Plan shall become effective as of the Effective Date.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that is directly or indirectly controlling, controlled by, or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     "Cause" shall mean "Cause" as defined in any Employment Agreement or, if there is no such Employment Agreement, or if such Employment Agreement does not contain any such defined term, then "Cause" shall mean (a) a willful breach or habitual neglect of the duties to be performed by the Participant, after reasonably specific written warning and opportunity to cure; PROVIDED THAT, in the event of such breach or habitual neglect the Participant shall have no opportunity to cure any subsequent breach or neglect of duties, (b) an act of fraud by the Participant on the Company or (c) the breach by the Participant of any Non-Compete Agreement or Non-Disclosure Agreement or the non-compete provisions of such Employment Agreement, whether or not such Non-Compete Agreement or Non-Disclosure Agreement or the non-compete provisions of such Employment Agreement are enforceable by specific performance or other equitable or legal remedies. A finding of Cause shall be determined in good faith in the sole discretion of the Board.

     "Change of Control" shall mean (i) a merger or consolidation in which the Company is a constituent corporation and immediately following which transaction securities of the surviving or resulting corporation possessing less than 50% of the combined voting power of such corporation's outstanding voting securities (computed on either an actual or fully diluted basis) with respect to matters submitted to a vote of the stockholders generally shall then be owned in the aggregate by persons who immediately prior to such transaction were the stockholders of the Company; (ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of (x) the Company or (y) all of the Subsidiaries to an entity (other than the Company) which is not a Subsidiary of the Company;
(iii) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than DLJMBP, DLJIP, DLJOP, DLJMBF or any affiliate of any of them or any "group", within the meaning of such Section 13(d)(3), of which any of them is a part) is or becomes the beneficial owner, (other than as a result of an initial public offering of Shares of the Company) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; or (iv) the Company adopts a plan of dissolution or liquidation or liquidates or dissolves.

     "Cliff Vesting Options" shall mean those Options, including Share Value Options, the vesting of which is contingent upon the passage of a period of up to eight years from the Grant Date but which vesting may be accelerated upon the occurrence of certain events.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean (a) a committee of the Board of Directors designated by the Board to administer the Plan which, to the extent the Board determines it is desirable to comply with or qualify under Rule 16b-3 of the Exchange Act and
Section 162(m) of the Code, shall be composed of not less than the number of persons required by such Rule or such Section, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" for purposes of Section 162(m) or (b) if the Board has not so designated a committee, the Board.

     "Company" shall mean Manufacturers' Services Limited, a Delaware corporation, together with any successor thereto.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due to the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Disability" shall mean "Disability" as defined in any Employment Agreement or, if there is no such Employment Agreement, or if such Employment Agreement does not contain any such defined term, then "Disability" shall mean the physical or mental incapacity of the Participant and consequent inability of the Participant, for a period of six (6) consecutive months or for an aggregate of twelve (12) months in any twenty-four (24) consecutive month period, to perform his duties with the Company. Any question as to the existence of the Disability of such Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan.

     "Effective Date" shall mean December 4, 1996, the date the Plan becomes effective.

     "Employee" shall mean (i) an officer or employee of the Company or of any Affiliate, (ii) a director of the Company or of any Affiliate or (iii) a non-employee consultant or contractor to the Company or to any Affiliate.

     "Employment Agreement" shall mean, with respect to a Participant, any employment agreement by and between the Company and such Participant.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Expiration Date" shall mean, subject to cancellation of any Option as set forth in the applicable Option Agreement, the tenth anniversary of the Grant Date of the Option.

     "Fair Market Value" shall mean, with respect to any Share, unless otherwise defined in an applicable Option Agreement, the fair market value of such Share as determined by the Board.

     "Founding Stockholder" shall have the meaning set forth in the Securities Purchase Agreement.

     "Grant Date" shall have the meaning set forth in the applicable Option Agreement.

     "Non-Compete Agreement" shall mean, with respect to a Participant, any non-compete agreement by and between the Company and such Participant requiring such Participant to refrain from providing services in any capacity to the Company's competitors.

     "Non-Disclosure Agreement" shall mean, with respect to a Participant, any non-disclosure agreement by and between the Company and such Participant requiring such Participant to refrain from disclosing "Confidential Information" to anyone not authorized to receive such information.

     "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan.

     "Option" shall mean a Non-Qualified Stock Option.

     "Option Agreement" shall mean any written agreement evidencing the grant of an Option, which may, but need not, be executed or acknowledged by a Participant.

     "Ordinary Option" shall mean an Option that is not a Share Value Option.

     "Participant" shall mean any Employee or Founding Stockholder selected by the Committee to receive an Option under the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean the Manufacturers' Services Limited Second Amended and Restated Non-Qualified Stock Option Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

     "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of January 20, 1995 by and among the Company, the DLJ Entities (as defined therein) and the Founding Stockholders (as defined therein).

     "Share Value Option" shall mean an Option, the vesting of which is contingent upon the Company achieving a certain share value on specified dates, in each case in the manner set forth in the applicable Option Agreement.

     "Shares" shall mean shares of the Company's common stock, par value $.001 per share, or such other securities of the Company as may be designated by the Committee from time to time.

     "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including, in the case of a partnership, a general partner) are at the time directly or indirectly owned by the Company.

     "Time Vesting Options" shall mean those Ordinary Options the vesting of which is contingent only upon the passage of time and continued employment.

     "Vested Options" shall mean Options which have become exercisable pursuant to the terms of the Plan and any applicable Option Agreement.

         SECTION 3. ADMINISTRATION. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Securities Purchase Agreement and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options; (iii) determine the terms and conditions of any Options; (iv) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(viii) accelerate the exercise date of any Option; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Unless otherwise expressly provided in the Plan or any Option Agreement, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any Designated Beneficiary, any holder or beneficiary of any Option, any shareholder and any Employee.

         SECTION 4. SHARES AVAILABLE FOR OPTIONS. (a) SHARES AVAILABLE. Subject to the provisions of subsections 4(b) and 4(c) hereof, the number of Shares with respect to which Ordinary Options may be granted under the Plan shall be ten million seven hundred and fifty thousand (10,750,000). Subject to the provisions of sub-sections 4(b) hereof, the number of Shares with respect to which Share Value Options may be granted under the Plan shall be one million two hundred fifty thousand (1,250,000). If, after the Effective Date of the Plan, any Shares covered by an Option granted under the Plan are forfeited, or if an Option is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option, or to which such Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which such Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which such Options may be granted.

     (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted under
Section 4(a) or 4(c), as applicable, both in the aggregate and with respect to permissible Options to any Participant, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, which adjustments may include, if deemed appropriate, provision for a cash payment to the holder of an outstanding Option.

     (c) SOURCES OF SHARES DELIVERABLE PURSUANT TO EXERCISES OF OPTIONS. Any Shares delivered pursuant to the exercise of an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         SECTION 5. ELIGIBILITY. Any Employee, including any officer or director of the Company, or any Affiliate, who, to the extent the Committee determines it is desirable to qualify for exemption under Rule 16b-3 or Section 162(m) of the Code, is not a member of the Committee, and any Founding Stockholder shall be eligible to be designated a Participant.

         SECTION 6. STOCK OPTIONS. (i) GRANT. Subject to the provisions of this Plan, any applicable Option Agreement and the Securities Purchase Agreement, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the Option price therefor and the conditions and limitations applicable to the exercise of the Option.

     (ii) EXERCISE PRICE. Each Option shall represent the right to purchase one Share. Subject to the provisions of this Plan, any applicable Option Agreement and the Securities Purchase Agreement, the Committee shall establish the exercise price per Share at the time each Option is granted.

     (c) EXERCISE. Subject to the provisions of this Plan, any applicable Option Agreement and the Securities Purchase Agreement, Options shall be exercisable at such times, throughout a period commencing on the date such Options become exercisable in accordance with their terms ending upon the expiration or termination of such Options, as determined in the sole discretion of the Committee. Subject to the provisions of this Plan the Committee may impose in any Option Agreement such conditions with respect to the exercise of each Option as it may deem necessary or advisable.

     (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option exercise price, or provision therefor, is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by tendering Shares owned by the Participant (which have been held by the Participant for a minimum period of at least six months prior to such exercise and which are not the subject of any pledge or other security interest), or by a combination of the foregoing, PROVIDED THAT the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option exercise price.

     (e) TERM OF OPTION. Subject to such earlier cancellation as is set forth in the applicable Option Agreement, each Option granted under the Plan shall be deemed forfeited and canceled on the Expiration Date. The Committee shall provide to the Participant written notice of such Expiration Date 60 days prior to such Expiration Date; PROVIDED THAT failure of the Committee to provide such written notice shall have no effect on the terms of the Options set forth in the Plan and any applicable Option Agreement.

         SECTION 7. TERMINATION OF EMPLOYMENT. Except as may be set forth in any Option Agreement or Employment Agreement, the following provisions of this
Section 7 shall govern the treatment of Options upon the termination of the Participant's employment by the Company and each of the Subsidiaries:

    (i) If the Participant's employment is terminated by the Company (or applicable Subsidiary) for Cause, all Options, whether vested or unvested, will automatically be forfeited and unexercisable and the Company shall have the right to purchase from the Participant any Shares previously acquired upon the exercise of Options held by the Participant at a price equal to the lesser of the Fair Market Value or the initial purchase price of such Shares; PROVIDED HOWEVER that in the event the Shares become publicly traded, the Company shall no longer have such repurchase right.

    (ii) (A) With respect to Options granted prior to January 1, 1997, if the Participant's employment is terminated by the Company other than for Cause,
    (x) unvested Time Vesting Options shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Participant's Option Agreement and, in addition to each other Option which is already vested and exercisable on such date, shall remain exercisable by the Participant or his or her representative, devisees or heirs, as applicable, until the date six months following the later of (1) the date of such termination of employment and (2) the date on which such Option becomes vested; PROVIDED THAT in the case of any breach by the Participant of any Non-Compete Agreement or Non-Disclosure Agreement or any non-solicitation or confidentiality provision contained in any Employment Agreement to which the Participant is a party, all Options shall be deemed immediately forfeited and canceled and (y) all unvested Cliff Vesting Options and Share Value Options shall be deemed immediately forfeited and canceled.

         (B) With respect to Options granted on or after January 1, 1997, if the Participant's employment is terminated by the Company other than for Cause, all unvested Options shall be deemed immediately forfeited and canceled and all vested Options shall remain exercisable by the Participant or his or her representative, devisees or heirs as applicable for a period of six months following such termination of employment; PROVIDED THAT in the case of any breach by the Participant of any Non-Compete Agreement or Non-Disclosure Agreement or any non-solicitation or confidentiality provision contained in any Employment Agreement to which the Participant is a party, all Options shall be deemed immediately forfeited and canceled.

    (iii) (A) Upon the occurrence of a Change of Control, in which the net purchase price for the Company or the stock or assets of the Company, as applicable, is at least $3.00 per share, or the equivalent thereof as determined by an independent financial advisor selected in the discretion of the Committee, all outstanding Options as of the date of the Change of Control shall be vested and immediately exercisable, and remain exercisable for a period of six (6) months following such Change of Control.

          (B) Upon the occurrence of a Change of Control, under any other circumstances than those set forth in the preceding paragraph, (x) unvested Time Vesting Options shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Participant's Option Agreement and, in addition to each other Option which is already vested and exercisable on such date, shall remain exercisable by the Participant or his or her representative, devisees or heirs, as applicable, until the expiration of the exercise period of such Option and (y) all unvested Cliff Vesting Options and Share Value Options shall be deemed immediately forfeited and canceled.

    (iv) If the Participant's employment is terminated voluntarily by the Participant (other than by reason of the Participant's death or Disability),
    (x) all unvested Options shall be deemed immediately forfeited and canceled and (y) the Company shall have the right to purchase from the Participant
    (A) all vested Options held by such Participant at a price equal to the Fair Market Value of the Shares at such time less the aggregate exercise price for such Options and (B) any Shares held by the Participant previously acquired upon the exercise of Options held by the Participant at a price equal to the Fair Market Value of such Shares; PROVIDED HOWEVER, that in the event the Shares become publicly traded, the Company shall no longer have the right to purchase such Shares.

    (v) (A) With respect to Options granted prior to January 1, 1997, if the Participant's employment is terminated by reason of the Participant's death or Disability (x) unvested Time Vesting Options shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Participant's Option Agreement and, in addition to each other Option which is already vested and exercisable on such date, shall remain exercisable by the Participant or his or her representative, devisees or heirs, as applicable, until the date one year following the later of (1) the date of such termination or employment and (2) the date on which such Option becomes vested; PROVIDED THAT in the case of any breach by the Participant of any Non-Compete Agreement or Non-Disclosure Agreement or any non-solicitation or confidentiality provision contained in any Employment Agreement to which the Participant is a party, all Options shall be deemed immediately forfeited and canceled and (y) all unvested Cliff Vesting Options and Share Value Options shall be deemed immediately forfeited and canceled.

        (B) With respect to Options granted on or after January 1, 1997, if the Participant's employment is terminated by the reason of the Participant's death or Disability, all unvested Options shall be deemed immediately forfeited and canceled and vested Options shall remain exercisable by the Participant or his or her representative, devisees or heirs, as applicable, for a period of one year following such termination of employment; PROVIDED THAT in the case of any breach by the Participant of any Non-Compete Agreement or Non-Disclosure Agreement or any non-solicitation or confidentiality provision contained in any Employment Agreement to which the Participant is a party, all Options shall be deemed immediately forfeited and canceled.

         SECTION 8. AMENDMENT AND TERMINATION. (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED THAT no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if the Board determines such approval is necessary to qualify for or comply with any tax or regulatory requirement.

     (b) AMENDMENTS TO OPTIONS. Unless otherwise set forth in an applicable Option Agreement, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; PROVIDED THAT, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to the extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) ADJUSTMENT OF OPTIONS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         SECTION 9. GENERAL PROVISIONS. (a) NONTRANSFERABILITY. (i) Each Option, and each right under any Option, shall be exercisable only by the Participant (or, to the extent permitted in an Option Agreement, by such Participant's Transferee (as defined in the Option Agreement)) during the Participant's lifetime, or, if permissible under applicable law, by the Participant's Designated Beneficiary or by a transferee receiving such Option pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

     (ii) Unless otherwise set forth in an Option Agreement, no Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate unless otherwise set forth in an Option Agreement; PROVIDED THAT the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (b) NO RIGHTS TO OPTIONS. No Employee, Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each recipient.

     (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) CONSEQUENCES OF CASH OUT. Notwithstanding any other provision of the Agreement, the payment to the Optionee at any time of an amount equal to the excess, if any, of the Fair Market Value at such time of the underlying Shares subject to such Option over the aggregate exercise price of such Option, in consideration of the cancellation thereof, shall extinguish any rights of the Optionee in connection therewith.

     (e) DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter or discontinue Options held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (f) WITHHOLDING. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payments of any Option.

     (g) OPTION AGREEMENTS. Each Option hereunder shall be evidenced by an Option Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto.

     (h) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Options provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (i) NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be employed by or retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

     (j) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

     (k) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of Delaware.

     (l) SEVERABILITY. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

     (m) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its reasonable discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its reasonable discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (n) NO TRUST OR FUND CREATED. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (o) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (p) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          SECTION 10. TERM OF THE PLAN. (a) EFFECTIVE DATE. The Plan shall be effective as of the Effective Date.

     (b) EXPIRATION. No Option shall be granted under the Plan after December 4, 2006. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after December 4, 2006.